Exhibit 99.6

August 29, 2018

Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, CA 92130

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Apricus Biosciences, (the "Company") is filing a Registration Statement on Form S-4 (Registration No. 333-    ) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Robin L. Smith
Robin L. Smith, M.D.